UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAROLINA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	57-1039673
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

288 Meeting Street

Charleston, South Carolina 29401

(Address of Principal Executive Offices) (Zip Code)

FIRST SOUTH BANCORP, INC. 2008 EQUITY INCENTIVE PLAN

FIRST SOUTH BANCORP, INC. 1997 STOCK OPTION PLAN

(Full title of the plans)

Jerold L. Rexroad

President and Chief Executive Officer

Carolina Financial Corporation

288 Meeting Street

Charleston, South Carolina 29401

(843) 723-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neil E. Grayson, Esq.

B.T. Atkinson, Esq.

Nelson Mullins Riley & Scarborough LLP

Poinsett Plaza, Suite 900

104 South Main Street

Greenville, South Carolina 29601

(864) 250-2235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share	407,475(2)	$38.87(5)	$15,838,553.25	$1,971.90
Common stock, par value $0.01 per share	47,095(3)	$16.26(6)	$765,764.70	$95.34
Common stock, par value $0.01 per share	9,242(4)	$43.52(6)	$402,211.84	$50.08
TOTAL	463,812		$17,006,529.79	$2,117.32

(1)	In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares registered includes an indeterminable number of shares of common stock, par value $0.01 per share, of Carolina Financial Corporation (“Carolina Financial”) issuable under the First South Bancorp, Inc. 2008 Equity Incentive Plan (the “2008 Plan”) or the First South Bancorp, Inc. 1997 Stock Option Plan (the “1997 Plan”), in each case as assumed by Carolina Financial following the merger of First South Bancorp, Inc. (“First South”) with and into Carolina Financial on November 1, 2017, as adjusted to include any additional shares of common stock that may become issuable as a result of stock splits, stock dividends, recapitalizations, or similar transactions.

(2)	Represents 407,475 shares of Carolina Financial common stock reserved for issuance under the 2008 Plan.

(3)	Represents 47,095 shares of Carolina Financial common stock issuable pursuant to outstanding stock options previously granted by First South under the 2008 Plan.

(4)	Represents 9,242 shares of Carolina Financial common stock issuance pursuant to outstanding stock options previously granted by First South under the 1997 Plan.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low reported sales prices of the common stock on NASDAQ on February 13, 2018.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to 457(h) under the Securities Act on the basis of the weighted average per share exercise price of the outstanding stock options under the 2008 Plan and the 1997 Plan, respectively.

EXPLANATORY NOTE

Carolina Financial Corporation (“Carolina Financial”) has prepared this Registration Statement (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to register an aggregate 463,812 shares of common stock of Carolina Financial reserved for issuance under the First South Bancorp, Inc. 2008 Equity Incentive Plan (the “2008 Plan”) or that may be issued pursuant to outstanding stock options previously granted by First South Bancorp, Inc. (“First South”) under the 2008 Plan or the First South Bancorp, Inc. 1997 Stock Option Plan (the “1997 Plan”). Carolina Financial assumed the obligations of First South under the 2008 Plan and the 1997 Plan following the merger of First South with and into Carolina Financial on November 1, 2017. Carolina Financial may also issue future awards in accordance with the terms of the 2008 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2008 Plan and the 1997 Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by Carolina Financial with the Commission are incorporated by reference in this Registration Statement:

(a)	Carolina Financial’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on March 10, 2017;

(b)	Carolina Financial’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017, filed with the Commission on May 5, 2017, August 9, 2017, and November 9, 2017, respectively;

(c)	Carolina Financial’s Current Reports on Form 8-K or Form 8-K/A filed with the Commission on January 18, 2017, January 19, 2017, January 20, 2017, January 25, 2017, March 13, 2017, March 20, 2017, March 23, 2017, March 30, 2017, April 24, 2017, April 27, 2017, June 12, 2017, June 15, 2017, July 20, 2017, July 21, 2017, October 19,2 017, October 24, 2017, October 27, 2017, November 1, 2017, November 3, 2017, January 24, 2018, and January 31, 2018 (except, with respect to each of the foregoing, for portions of such reports which are deemed to be furnished and not filed); and

(d)	The description of Carolina Financial’s common stock contained in Carolina Financial’s Registration Statement on Form 10, filed with the Commission on February 26, 2014, including any amendment or report filed thereafter for the purpose of updating such information.

All documents subsequently filed with the Commission by Carolina Financial pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of such documents (except, with respect to each of the foregoing, for portions of such documents which are deemed to be furnished and not filed).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Carolina Financial’s restated certificate of incorporation provides that Carolina Financial shall indemnify and hold harmless, to the fullest extent provided by Delaware General Corporation Law, all directors and officers of the corporation and any person who, at the corporation’s request, is or was serving as director, officer, employee, or agent of another corporation or entity, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection with such indemnitee’s service in the foregoing capacity, provided that the corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the board of directors of the corporation; provided further, however, that no indemnification will be made unless the party (i) acted in good faith, and (ii) in a manner the party reasonably believed to be in, or not opposed to, the best interests of the corporation, and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The foregoing right to indemnification includes the right to an “advancement of expenses;” provided, however, that if the indemnitee is a director or officer of the corporation, he or she shall deliver an undertaking to the corporation to repay all amount so advanced if it is ultimately determined by final adjudication that such indemnitee is not entitled to indemnification.

The corporation may, as authorized by the board of directors, grant the rights to indemnification and to the advancement of expenses to any employee or agent of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Carolina Financial pursuant to the provisions discussed above, Carolina Financial has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits required to be filed as part of this Registration Statement are listed in the Exhibit Index attached hereto and are incorporated herein by reference.

Item 9.	Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of South Carolina, on February 16, 2018.

CAROLINA FINANCIAL CORPORATION

By:	/s/ Jerold L. Rexroad
Jerold L. Rexroad
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerold L. Rexroad and William A. Gehman, III, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary or advisable or required to comply with the Securities Act and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Jerold L. Rexroad Jerold L. Rexroad	President and Chief Executive Officer and Director (Principal Executive Officer)	February 16, 2018
/s/ Willliam A. Gehman, III William A. Gehman, III	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 16, 2018
/s/ W. Scott Brandon W. Scott Brandon	Director	February 16, 2018
/s/ Robert G. Clawson, Jr. Robert G. Clawson, Jr.	Director	February 16, 2018
/s/ Lindsey A. Crisp Lindsey A. Crisp	Director	February 16, 2018
/s/ Jeffrey L. Deal Jeffrey L. Deal, M.D.	Director	February 16, 2018
/s/ Gary M. Griffin Gary M. Griffin	Director	February 16, 2018
/s/ Frederick N. Holscher Frederick N. Holscher	Director	February 16, 2018
/s/ Daniel H. Isaac Daniel H. Isaac	Director	February 16, 2018
/s/ Michael P. Leddy Michael P. Leddy	Director	February 16, 2018
/s/ Robert M. Moise Robert M. Moise	Director	February 16, 2018
/s/ David L. Morrow David L. Morrow	Director	February 16, 2018
/s/ Thompson E. Penney Thompson E. Penney	Director	February 16, 2018
/s/ Claudius E. Watts, IV Claudius E. Watts, IV	Director	February 16, 2018

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Restated Certificate of Incorporation (incorporated by reference to Carolina Financial’s Registration Statement on Form S-3, filed on August 31, 2015 ).

4.2	Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit A of Carolina Financial’s Definitive Proxy Statement on Schedule 14A, filed on March 31, 2016).

4.3	Amended and Restated Bylaws (incorporated by reference to Carolina Financial’s Current Report on Form 8-K, filed on May 5, 2016).

4.4	Form of certificate of common stock (incorporated by reference to Carolina Financial’s Registration Statement on Form 10, filed on February 26, 2014 ).

4.5	First South Bancorp, Inc. 2008 Equity Incentive Plan, as assumed by Carolina Financial (incorporated by reference to First South’s Registration Statement on Form S-8, filed on June 2, 2008 (Registration No. 333-151337)).

4.6	First South Bancorp, Inc. 1997 Stock Option Plan, as amended, as assumed by Carolina Financial (incorporated by reference to First South’s Annual Report on Form 10-K for the year ended September 30, 1999, filed on December 27, 1999 (File No. 0-22219).

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP.

23.1	Consent of Elliott Davis, LLC (f/k/a Elliott Davis Decosimo, LLC) (with respect to Carolina Financial Corporation).

23.2	Consent of Cherry Bekaert LLP (with respect to First South Bancorp, Inc.)

23.3	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).